As filed with the Securities and Exchange Commission on June 2, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0460233 (I.R.S. Employer Identification No.)

One BriarLake Plaza, Suite 2000 2000 West Sam Houston Parkway South
Houston, Texas 77042 (Address of Principal Executive Offices)	77042 (zip code)

MARINER ENERGY, INC. THIRD AMENDED AND RESTATED STOCK INCENTIVE PLAN
(Full title of the plan)

Teresa Bushman
Senior Vice President, General Counsel and Secretary
Mariner Energy, Inc.
One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
(713) 954-5505
(Name, address and telephone number, including area code, of agent for service)
copy to:
Kelly B. Rose
Baker Botts L.L.P.
910 Louisiana
Houston, Texas 77002
(713) 229-1796
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
	Amount	Proposed maximum	maximum	Amount of
	to be	offering price per	aggregate offering	registration
Title of securities to be registered	registered (2)	share (1)	price (1)	fee (3)
Common stock, par value $.0001 per share (2)(3)	6,000,000 shares	$13.35	$80,100,000	$4,470

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock of Mariner Energy, Inc. reported on the New York Stock Exchange Composite Tape on May 28, 2009.

(2)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also include such additional indeterminate number of shares of common stock as may become issuable under the Mariner Energy, Inc. Third Amended and Restated Stock Incentive Plan as a result of stock splits, stock dividends or similar transactions.

(3)	Includes associated preferred stock purchase rights. No separate consideration is payable for the preferred stock purchase rights. Therefore, the registration fee for such securities is included in the registration fee for the common stock.

REGISTRATION OF ADDITIONAL SECURITIES
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1
EX-23.1
EX-23.2

REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 6,000,000 shares of common stock of Mariner Energy, Inc. (the “Company”) issuable pursuant to the Mariner Energy, Inc. Third Amended and Restated Stock Incentive Plan adopted effective May 11, 2009 (the “Plan”). The Plan amended and restated the Company’s Second Amended and Restated Stock Incentive Plan (the “Prior Plan”). The Board of Directors of the Company recommended for approval by, and, on May 11, 2009, the stockholders approved the Plan which amended the Prior Plan, to among other things, increase the number of shares available for issuance from 6,500,000 to 12,500,000. The contents of the Registration Statement on Form S-8 (File No. 333-132152) relating to the Plan are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
No.		Description
4.1	—
Second Amended and Restated Certificate of Incorporation of Mariner Energy, Inc., as amended (incorporated by reference to Exhibit 3.1 to Mariner Energy, Inc.’s Registration Statement on Form S-8 (File No. 333-132800) filed on March 29, 2006).

4.2	—
Fourth Amended and Restated Bylaws of Mariner Energy, Inc. (incorporated by reference to Exhibit 3.2 to Mariner Energy, Inc.’s Registration Statement on Form S-4 (File No. 333-129096) filed on October 18, 2005).

4.3	—
Rights Agreement, dated as of October 12, 2008, between Mariner Energy, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Mariner Energy Inc.’s Form 8-K filed on October 14, 2008).

4.4	—	Certificate of Designations of Series A Junior Participating Preferred Stock of Mariner Energy, Inc. (incorporated by reference to Exhibit 3.1 to Mariner’s Form 8-K filed on October 14, 2008).

4.5	—	Mariner Energy, Inc. Third Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Mariner Energy Inc.’s Form 8-K filed on filed on May 12, 2009).

5.1*	—	Opinion of Baker Botts L.L.P.

23.1*	—	Consent of Deloitte & Touche LLP.

23.2*	—	Consent of Ryder Scott Company, L.P.

23.3	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 2, 2009.

MARINER ENERGY, INC.
By:	/s/ Scott D. Josey
Scott D. Josey
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott D. Josey, John H. Karnes and Teresa G. Bushman, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom will be authorized to act without the other, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, appropriate or advisable in connection with any or all of the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 2, 2009.

/s/ Scott D. Josey Scott D. Josey	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
/s/ John H. Karnes John H. Karnes	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ Bernard Aronson Bernard Aronson	Director
/s/ Alan R. Crain, Jr. Alan R. Crain, Jr.	Director
/s/ Jonathan Ginns Jonathan Ginns	Director
/s/ John F. Greene John F. Greene	Director
/s/ H. Clayton Peterson H. Clayton Peterson	Director

EXHIBIT INDEX

Exhibit
No.		Description
4.1	—
Second Amended and Restated Certificate of Incorporation of Mariner Energy, Inc., as amended (incorporated by reference to Exhibit 3.1 to Mariner Energy, Inc.’s Registration Statement on Form S-8 (File No. 333-132800) filed on March 29, 2006).

4.2	—
Fourth Amended and Restated Bylaws of Mariner Energy, Inc. (incorporated by reference to Exhibit 3.2 to Mariner Energy, Inc.’s Registration Statement on Form S-4 (File No. 333-129096) filed on October 18, 2005).

4.3	—
Rights Agreement, dated as of October 12, 2008, between Mariner Energy, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Mariner Energy Inc.’s Form 8-K filed on October 14, 2008).

4.4	—	Certificate of Designations of Series A Junior Participating Preferred Stock of Mariner Energy, Inc. (incorporated by reference to Exhibit 3.1 to Mariner’s Form 8-K filed on October 14, 2008).

4.5	—	Mariner Energy, Inc. Third Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Mariner Energy Inc.’s Form 8-K filed on filed on May 12, 2009).

5.1*	—	Opinion of Baker Botts L.L.P.

23.1*	—	Consent of Deloitte & Touche LLP.

23.2*	—	Consent of Ryder Scott Company, L.P.

23.3	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

*	Filed herewith